EXHIBIT 10 (a)
Private & Confidential

Dated: August 8, 2004

ITS Networks Inc. (1)

And

Volim B.V. (2)

Bridge Loan Agreement

English Version under Dutch Law

THIS AGREEMENT is dated August 8, 2004 and is made BETWEEN:

(1)	ITS Networks Inc., incorporated under the laws of Florida, United States of America, having its registered office at 1200 South Pine Island Road, Plantation, Florida 33324 (hereinafter "ITSN") and represented in this act by Gustavo Gomez, President of the Company and with contact address C/ Severo Ochoa 28, 9’th floor, Marbella, 29600 Malaga, Spain;
(2)	VOLIM Holding B.V. a Dutch registered company with offices at Dorpstraat 1, 3611 AD OUD Zuilen, The Netherlands (hereinafter "VOLIM") and represented in this act by Mr. L.L.M. Vehmeijer, of Dutch nationality, with the same contact address as above (hereinafter "VEHMEIJER").

WHEREAS

a)	ITSN is in an expansion phase for which it needs approximately 3 million euros, euros which will arrive via Europartners Company Ltd. which have just signed an investor to inject up to 5 million Euro into ITS Networks.
b)	The parties have reached an agreement to help provide a bridge loan until the necessary funds arrive to fund the expansion of ITSN.
c)	Such Bridge financing is the subject of this agreement and will be effected through VOLIM lending to the Company in the form of a short term bridge loan for an amount of EUR 50,000 on the terms as set out herein;

NOW IT IS HEREBY AGREED as follows:

1.	Conditions of Cash Injection

On the date hereof, the parties will enter into the Bridge Loan Agreement based upon which VOLIM will provide a cash injection of EUR 50,000 on August 9, 2004 directly to the Company’s Spanish Bank Account in Madrid for which Volim will receive 400,000 shares:

Benificiary: ITS Networks Inc.
Bank name: BBVA Empresas
      C/ Serrano 32, Madrid
      28001 Madrid Spain
      Tel: 0034 91 432 0255
Contact at BBVA: David Perez Martin

SWIFT: BBVAESMMXXX
IBAN: ES02 0182 5516 04 0291502673

This bridge loan is provided until August 30th at which time should VOLIM wish to receive its funds but ITSN cannot pay back this amount, ITSN will provide compensation to VOLIM of an additional 1,000,000 shares on top of the 400,000 which it will have received at the time of providing the funds. ITSN will still owe VOLIM the sum of 50,000 euros which will be paid back as soon as possible thereafter.

2.	ITS Networks Common Shares

Immediately upon transferring the funds, VOLIM will receive 400,000 shares of ITSN as compensation for providing the 50,000 bridge loan.

3.	Confidentiality

Each of the Parties or any of its directors or officers shall not divulge or communicate to any person or persons, except to those of the officials of ITSN whose province it is to know the same, any secret or confidential information which it may receive or obtain in relation to the affairs of ITSN and shall not use for its own purposes nor for any purposes other than those of ITSN any information or knowledge of a confidential nature which it may from time to time acquire in relation to ITSN.

4.	Termination

This Agreement shall be subject to termination by either party by summary notice in writing if the other party shall have committed any serious breach or continued (after warning) any material breach of its obligations hereunder.

Termination of this Agreement shall be without prejudice to any rights which have accrued at the time of termination (all of which shall remain in full force and effect).

5.	Notices

Any notice required to be given hereunder shall be deemed duly served if sent by registered or recorded delivery post to the registered office of ITSN in Spain; C/Severo Ochoa 28, Marbella, 29600, Malaga, Spain or to the addresses of the affected parties listed on the first page of this agreement. Any such notice shall be deemed to be served at the time when the same is left at the address of the party to be served and if served by post on the day (not being a Sunday or public holiday) next following the day of posting.

6.	Choice of law, submission to jurisdiction

This Agreement shall be governed by and interpreted in accordance with the laws of Holland. The parties hereby submit to the exclusive jurisdiction of the courts of Amsterdam, The Netherlands.

IN WITNESS whereof this Agreement has been executed today, August 8, 2004

/s/ Gustavo Gomez	/s/ Mr. L.L.M. Vehmeijer

Gustavo Gomez (for and on behalf of ITS Networks, Inc.)	Mr. L.L.M. Vehmeijer (for and on behalf of VOLIM HOLDING B.V.)